Exhibit 99.1

For Further Information Contact

Eddie Northen (404) 888-2242

FOR IMMEDIATE RELEASE

ROLLINS, INC. SCHEDULES DATE FOR RELEASE OF FIRST QUARTER 2020 RESULTS

ATLANTA, GA – April 2, 2020 – Rollins, Inc. (NYSE: ROL), a premier global consumer and commercial services company, today announced that it will release its unaudited first quarter financial results for the period ended March 31, 2020 on Wednesday, April 29, 2020. In conjunction with its release, the Company will host a conference call to review the Company’s financial and operating results on Wednesday, April 29, 2020 at 10:00 a.m. Eastern Time.

Individuals wishing to participate in the conference call should call 866-575-6539 (domestic) or 720-543-0214 (internationally). For interested individuals unable to join the call, a replay will be available until Wednesday, May 6, 2020 by dialing 844-512-2921 (domestic) or 412-317-6671 (internationally), passcode 3596058. The conference call will also broadcast live over the Internet and can be accessed by all interested parties via a link provided on the Rollins, Inc. website at www.rollins.com.

Rollins, Inc. is a premier global consumer and commercial services company. Through its wholly owned subsidiaries, Orkin, HomeTeam Pest Defense, Clark Pest Control, Orkin Canada, Western Pest Services, Northwest Exterminating, Critter Control, The Industrial Fumigant Company, Trutech, Orkin Australia, Waltham Services, OPC Pest Services, PermaTreat, Rollins UK, Aardwolf Pestkare, and Crane Pest Control, the Company provides essential pest control services and protection against termite damage, rodents and insects to more than two million customers in the United States, Canada, Mexico, Central and South America, the Caribbean, the Middle East, Asia, Europe, Africa, and Australia from more than 700 locations. You can learn more about Rollins and its subsidiaries by visiting our web sites at www.orkin.com, www.pestdefense.com, www.clarkpest.com, www.orkincanada.ca, www.westernpest.com, www.callnorthwest.com, www.crittercontrol.com, www.indfumco.com, www.trutechinc.com, www.orkinau.com, www.walthamservices.com, www.opcpest.com, www.permatreat.com, www.safeguardpestcontrol.co.uk, www.aardwolfpestkare.com, www.cranepestcontrol.com and www.rollins.com. You can also find this and other news releases at www.rollins.com by accessing the news releases button.

ROL-IR